UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2021

ENERGOUS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36379	46-1318953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3590 North First Street, Suite 210 San Jose, California 95134 (Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 963-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	WATT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Mr. Cesar Johnston as Chief Executive Officer

On December 9, 2021, Energous Corporation (the “Company”) announced that Cesar Johnston has been appointed as the Company’s Chief Executive Officer, effective as of December 6, 2021. Mr. Johnston, had been serving as acting Chief Executive Officer of the Company since July 23, 2021, in addition to serving as both Chief Operating Officer and Executive Vice President of Engineering of the Company.

In connection with Mr. Johnston’s appointment as Chief Executive Officer, the Company and Mr. Johnston executed an offer letter dated as of December 6, 2021 (the “Johnston Offer Letter”). Under the Johnston Offer Letter, Mr. Johnston will receive an annual base salary of $400,000 per year, and, beginning in 2022, will be eligible to receive a discretionary annual performance bonus of up to 100% of his base salary, as determined and at the discretion and recommendation of the Company’s independent compensation committee (the “Compensation Committee”) with approval of the Board of Directors.

In addition, under the Johnston Offer Letter and as an inducement to accept his appointment as Chief Executive Officer, Mr. Johnston will receive, subject to continued employment, (a) a special one-time sign-on bonus in the amount of $120,000, payable in two equal installments of $60,000 each on the first payroll date in 2022 and the first payroll date after December 6, 2022, (b) a grant of 150,000 restricted stock units to acquire shares of the Company’s common stock, one third of which will vest on December 6, 2022 and the remaining two thirds of which will vest in eight equal installments of 12,500 each on each quarterly anniversary thereafter and (c) a grant of an option to purchase 300,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the grant date, half of which shall vest on December 31, 2023, a quarter of which shall vest on December 31, 2024 and the remainder of which shall vest on December 31, 2025.

Mr. Johnston will further be eligible for (a) an additional equity award in the amount of 287,000 performance share units to acquire shares of the Company’s common stock, which will vest up to one third per year over a three year period commencing January 1, 2022 and ending December 31, 2024, upon the achievement of performance criteria to be mutually established by Mr. Johnston and the Compensation Committee, and (b) an additional equity award of up to 25,000 performance share units per calendar year for 2022, 2023 and 2024, respectively, based on outperformance per calendar year, as determined by the Compensation Committee with approval of the Board of Directors.

In connection with Mr. Johnston’s appointment as Chief Executive Officer, the Company and Mr. Johnston additionally entered into an amended & restated severance and change in control agreement (the “Johnston A&R CIC Agreement”), dated as of December 6, 2021, to update several terms of Mr. Johnston’s current severance and change in control agreement with the Company as follows. The Johnston A&R CIC Agreement provides that, in the event of a Qualifying Termination that is not a CIC Qualifying Termination (each as defined in the Johnston A&R CIC Agreement), (a) Mr. Johnston is entitled to a one-time lump sum payment by the Company in an amount equal to 18 months of his monthly base salary plus an amount equal to 100% of his target bonus plus, if agreed by the Compensation Committee, a discretionary bonus for the year in which the Qualifying Termination occurs, (b) any then-outstanding unvested equity awards held by Mr. Johnston that would vest in the next 18 months of continuing employment (other than any equity awards that vest upon satisfaction of performance criteria) will accelerate and become vested and (c) if Mr. Johnston timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company or its successor will pay the full amount of Mr. Johnston’s COBRA premiums on his behalf for 18 months (or, if the Company determines that it cannot provide the foregoing subsidy without potentially violating or causing the Company to incur additional expense as a result of noncompliance with applicable law, make a taxable monthly payment to Mr. Johnston in an amount equal to the monthly COBRA premium that Mr. Johnston would be required to pay to continue the group health coverage upon separation from the Company for up to 18 months after such separation).

The Johnston A&R CIC Agreement additionally provides that, in the event of a CIC Qualifying Termination, (a) Mr. Johnston is entitled to a one-time lump sum payment by the Company in an amount equal to 18 months of his monthly base salary plus an amount equal to 150% of his target bonus plus a prorated bonus for the year in which the CIC Qualifying Termination occurs, (b) any then-outstanding unvested equity awards held by Mr. Johnston (including any equity awards that vest upon satisfaction of performance criteria) will accelerate in full and become vested and (c) if Mr. Johnston timely elects continued coverage under COBRA, the Company or its successor will pay the full amount of Mr. Johnston’s COBRA premiums on his behalf for 18 months (or, if the Company determines that it cannot provide the foregoing subsidy without potentially violating or causing the Company to incur additional expense as a result of noncompliance with applicable law, make a taxable monthly payment to Mr. Johnston in an amount equal to the monthly COBRA premium that Mr. Johnston would be required to pay to continue the group health coverage upon separation from the Company for up to 18 months after such separation).

The Johnston A&R CIC Agreement also includes updates to the definition of “good reason” to reflect Mr. Johnston’s appointment as Chief Executive Officer. The primary terms of the Johnston A&R CIC Agreement otherwise remain unchanged as compared with Mr. Johnston’s current severance and change in control agreement with the Company.

The foregoing is a summary description of the terms and conditions of the Johnston Offer Letter and the Johnston A&R CIC Agreement and is qualified in its entirety by reference to the Johnston Offer Letter and the Johnston A&R CIC Agreement, as applicable, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

There are no family relationships between Mr. Johnston and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Johnston and any other persons pursuant to which Mr. Johnston was appointed as the Company’s Chief Executive Officer. Mr. Johnston does not have a direct or indirect material interest in any transaction or any currently proposed transaction reportable under Item 404(a) of Regulation S-K.

On December 9, 2021, the Company issued a press release regarding Mr. Johnston’s appointment, which is included as Exhibit 99.1 to this Form 8-K. The information in Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.1	Johnston Offer Letter by and between Energous Corporation and Mr. Johnston, dated December 6, 2021.

10.2	Johnston A&R CIC Agreement by and between Energous Corporation and Mr. Johnston, dated December 6, 2021.

99.1	Press Release dated December 9, 2021

104	The cover page on this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGOUS CORPORATION

Date: December 9, 2021	By:	/s/ William Mannina
William Mannina
Acting Chief Financial Officer